___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

Eight Greenway Plaza, Suite 930, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2011, the Board of Directors of Equus Total Return, Inc. (the “Fund”) appointed Alessandro Benedetti and John A. Hardy as the Fund’s Executive Chairman and Chief Executive Officer, respectively, effective immediately. The following is a summary of the business experience of Messrs. Benedetti and Hardy:

Mr. Benedetti, age 49, is an Italian national with decades of business experience in a diverse range of industries including telecoms, agro-industrial engineering, industrial mining, real estate, renewable and non-renewable energy and investment companies. He is fully conversant with business conditions and operating procedures in the world's key markets, especially Western and Eastern Europe, Scandinavia, CIS, Africa, North America and the Middle East.

From 2002 onward, Mr. Benedetti began structuring the acquisition of a controlling interest in Italian telecom giant WIND Telecom, and he subsequently formed a consortium to close a €17.2bn leveraged buyout in 2005, which at that time, was the largest deal of its type in Europe.

Since October 2010, Mr. Benedetti has also been a Director of Attali Investment Partners Ltd., and has served as a Director of SPQR Capital Holdings S.A. since August 2010; Non-executive director of Cadogan Petroleum plc since August 2010; Non-executive director of Versatile Systems Inc. since December 2008. Since December 2008, he has been a non-executive director of Versatile Systems Inc., which is listed on the Toronto and London Stock Exchanges.

Mr. Hardy, age 60, has served as the Fund’s Executive Chairman since June 2010. He has extensive experience in the insurance, finance and banking sectors, as well as mergers and acquisitions. Mr. Hardy practiced law as a Barrister from 1978-1997, representing, amongst others, multi-national insurance companies and financial institutions. While practicing law, Mr. Hardy was also an adjunct Professor lecturing in insurance law at the University of British Columbia from 1984-2000. For the past 13 years he has also been the Chairman and Chief Executive Officer of Versatile Systems Inc., a technology consulting company.

Item 8.01 Other Events.

On June 7, 2011, the Fund issued a press release announcing the executive officer appointments described in Item 1.01 above. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued on June 7, 2011 by Equus Total Return, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.

Date: June 7, 2011	By: /s/ Kenneth I. Denos

Name: Kenneth I. Denos

Secretary